Exhibit 99.1

EURAMAX HOLDINGS INC
ANNOUNCES PROGRESS ON PERFORMANCE IMPROVEMENT INITIATIVES

Norcross, Georgia, July 1, 2014 - Euramax Holdings, Inc. (the "Company"), a leading producer of metal and vinyl products sold to the residential repair and remodel, commercial construction and recreational vehicle (RV) markets primarily in North America and Europe, announced today continued progress related to certain performance improvement initiatives launched earlier this year.
In March 2014, the Company reported gaining access to additional liquidity through an amendment to its revolving credit facility. Subject to meeting certain required financial ratios, minimum EBITDA levels and other conditions, the amendment provides greater borrowing capacity of up to $15 million via multiple seasonal overadvance facilities. Additionally, in May 2014, the Company reported the implementation of a new North American management structure that aligned sales and operational roles around customer-facing opportunities intended to drive speed of execution, while enabling the Company to provide innovative solutions and high quality products to its customers in the North American markets. Further, the Company announced the promotion of its European business leader to President, Managing Director of the international business, demonstrating a renewed commitment to international markets and customers.
The Company announced today that after an ongoing review of its North American operations, it took steps to rationalize its workforce and to invest in select value-creating officer roles. These actions over the last few months led to the elimination of certain non-essential salaried positions in the Company's North American business.
Hugh Sawyer, interim President of Euramax Holdings, Inc. and a professional in Huron Consulting Group’s Business Advisory Practice commented, "This reduction in salaried roles properly sizes the business and we believe this will result in a more competitive platform. Further, we have finalized the execution of this initiative and anticipate that it will provide both meaningful operational and cost benefits.”
The Company also reported that it closed its manufacturing facility in Idabel, OK and combined its operations with the Company's facility in Grapevine, TX. Sawyer said, "This facility closure and operational integration reduces manufacturing and freight costs while enabling us to serve customers with a more comprehensive product line from a single location. This decision is an example of the opportunities Euramax has to improve its operations for the benefit of our customers and other stakeholders."
The Company also announced today the addition of proven business leaders in three newly-created positions, each of whom is capable of further accelerating economic improvement. Euramax hired Tyrone Johnson as Vice President and General Manager of the Company's Residential segment, Joseph Marinelli as the Company’s new Vice President and General Manager of key growth markets, including RV/OEM, transportation and windows, and Frank McDermott as Vice President of Supply Chain Management.  Further commenting, Sawyer stated, “With these experienced, outstanding executives in place, we are now well positioned to optimize opportunities for earnings improvement and to better serve our customers throughout North America.”
The Company expects to file its second quarter results the week of August 4th with a conference call scheduled for the following week.
Contact Information
Euramax Holdings, Inc.
Shyam K. Reddy (678) 728-9654
Chief Administrative Officer, General Counsel & Corporate Secretary
Email: sreddy@euramax.com

Forward Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.